Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post–Effective Amendment to Registration Statement No. 002-41839 on Form N–1A of our reports dated September 12, 2023, relating to the financial statements and financial highlights of Fidelity SAI U.S. Large Cap Index Fund and Fidelity SAI U.S. Momentum Index Fund, our reports dated September 13, 2023, relating to the financial statements and financial highlights of Fidelity SAI Real Estate Index Fund, Fidelity SAI Small-Mid Cap 500 Index Fund, and Fidelity SAI U.S. Quality Index Fund, and our report dated September 14, 2023, relating to the financial statements and financial highlights of Fidelity Real Estate Index Fund, each a fund of Fidelity Salem Street Trust, appearing in the Annual Reports on Form N-CSR of Fidelity Salem Street Trust for the year ended July 31, 2023, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information, which are a part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

September 21, 2023